FIXED RATE SENIOR NOTE

REGISTERED                                                REGISTERED
No. FXR                                                   U.S. $
                                                          CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                   SENIOR GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  (Fixed Rate)

                         STOCK PARTICIPATION ACCRETING
               REDEMPTION QUARTERLY-PAY SECURITIES(SM) ("SPARQS")

                         10% SPARQS(R) DUE MAY 15, 2005
                            MANDATORILY EXCHANGEABLE
                         FOR SHARES OF COMMON STOCK OF
                       NATIONAL SEMICONDUCTOR CORPORATION

ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE:   % per       MATURITY DATE:
                                 DATE: See "Morgan            annum (equivalent            See "Maturity Date"
                                 Stanley Call Right"          to $        per annum per    below.
                                 below.                       SPARQS)

INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
   DATE:                         PERCENTAGE: See              DATE(S): See "Interest       REPAYMENT
                                 "Morgan Stanley Call         Payment Dates" below.        DATE(S):  N/A
                                 Right" and "Call Price"
                                 below.

SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
   U.S. dollars                  PERCENTAGE                   PERIOD: Quarterly            MODIFIED
                                 REDUCTION: N/A                                            PAYMENT UPON
                                                                                           ACCELERATION OR
                                                                                           REDEMPTION: See
                                                                                           "Alternate Exchange
                                                                                           Calculation in Case of
                                                                                           an Event of Default"
                                                                                           below.

IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
   CURRENCY OTHER                PERIOD: At least 10          ANNUAL INTEREST              N/A
   THAN U.S. DOLLARS,            days but no more than        PAYMENTS: N/A
   OPTION TO ELECT               30 days.  See "Morgan
   PAYMENT IN U.S.               Stanley Call Right" and
   DOLLARS: N/A                  "Morgan Stanley Notice
                                 Date" below.

EXCHANGE RATE                 TAX REDEMPTION               PRICE APPLICABLE             ORIGINAL YIELD TO
   AGENT: N/A                    AND PAYMENT OF            UPON OPTIONAL                   MATURITY: N/A
                                 ADDITIONAL                REPAYMENT: N/A
                                 AMOUNTS: N/A

OTHER PROVISIONS:             IF YES, STATE INITIAL
   See below.                 OFFERING DATE: N/A


Issue Price....................     $        per each $       principal amount
                                    of this SPARQS

Maturity Date..................     May 15, 2005, subject to acceleration as
                                    described below in "Price Event
                                    Acceleration" and "Alternate Exchange
                                    Calculation in Case of an Event of Default" and subject to extension if the Final Call Notice Date is postponed in accordance with the following paragraph.

                                    If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and the Issuer exercises the Morgan Stanley Call Right, the Maturity Date shall be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "Final Call Notice Date" below.

                                    In the event that the Final Call Notice
                                    Date is postponed because it is not a
                                    Trading Day or due to a Market Disruption
                                    Event or otherwise, the Issuer shall give notice of such postponement as promptly as possible, and in no case later than two Business Days following the scheduled Final Call Notice Date, (i) to the holder of this SPARQS by mailing notice of such postponement by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the "Depositary") by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. Notice of the date to which the Maturity Date has been rescheduled as a result of postponement of the Final Call Notice Date, if applicable, shall be included in the Issuer's notice of exercise of the Morgan Stanley Call Right.

Interest Payment Dates.........


                                    If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, the Issuer shall pay interest on the Maturity Date as postponed rather than on May 15, 2005, but no interest will accrue on this SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date....................     Notwithstanding the definition of "Record
                                    Date" on page 22 hereof, the Record Date for each Interest Payment Date, including the Interest Payment Date scheduled to occur on the Maturity Date, shall be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that the Issuer exercises the Morgan Stanley Call Right, no
                                    Interest Payment Date shall occur after the Morgan Stanley Notice Date, except for any
                                    Interest Payment Date for which the Morgan
                                    Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment shall be made on such Interest
                                    Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, shall be payable to the person to whom the Call Price is payable.
                                    The "ex- interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

                                    In the event that the Issuer exercises the Morgan Stanley Call Right and the Morgan Stanley Notice Date falls before the "ex-interest" date for an interest payment, so that as a result a scheduled Interest Payment Date will not occur, the Issuer shall cause the Calculation Agent to give notice to the Trustee and to the Depositary, in each case in the manner and at the time described in the second and third paragraphs under "Morgan Stanley Call Right" below, that no Interest Payment Date will occur after such Morgan Stanley Notice Date.

Denominations..................     $           and integral multiples thereof

Morgan Stanley Call Right......     On any scheduled Trading Day on or after
                                    October    , 2004 or on the Maturity Date
                                    (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), the Issuer may call the SPARQS, in whole but not in part, for mandatory exchange for the Call
                                    Price paid in cash (together with accrued but unpaid interest) on the Call Date.

                                    On the Morgan Stanley Notice Date, the
                                    Issuer shall give notice of the Issuer's exercise of the Morgan Stanley Call Right
                                    (i) to the holder of this SPARQS by mailing notice of such exercise, specifying the Call Date on which the Issuer shall effect such exchange, by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its

                                    New York office and (iii) to the Depositary in accordance with the applicable procedures set forth in the Blanket Letter of Representations prepared by the Issuer. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. Failure to give notice by mail or any defect in the notice to the holder of any SPARQS shall not affect the validity of the proceedings for the exercise of the Morgan Stanley Call Right with respect to any other SPARQS.

                                    The notice of the Issuer's exercise of the Morgan Stanley Call Right shall specify (i) the Call Date, (ii) the Call Price payable per SPARQS, (iii) the amount of accrued but unpaid interest payable per SPARQS on the Call Date, (iv) whether any subsequently scheduled Interest Payment Date shall no longer be an Interest Payment Date as a result of the exercise of the Morgan Stanley Call Right, (v) the place or places of payment of such Call Price, (vi) that such delivery will be made upon presentation and surrender of this SPARQS,
                                    (vii) that such exchange is pursuant to the Morgan Stanley Call Right and (viii) if applicable, the date to which the Maturity Date has been extended due to a Market Disruption Event as described under "Maturity Date" above.

                                    The notice of the Issuer's exercise of the Morgan Stanley Call Right shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                                    If this SPARQS is so called for mandatory exchange by the Issuer, then the cash Call Price and any accrued but unpaid interest on this SPARQS to be delivered to the holder of this SPARQS shall be delivered on the Call Date fixed by the Issuer and set forth in its notice of its exercise of the Morgan Stanley Call Right, upon delivery of this SPARQS to the Trustee. The Issuer shall, or shall cause the Calculation Agent to, deliver such cash to the Trustee for delivery to the holder of this SPARQS.

                                    If this SPARQS is not surrendered for
                                    exchange on the Call Date, it shall be
                                    deemed to be no longer Outstanding under, and as defined in, the Senior Indenture after the Call Date, except with respect to the holder's right to receive cash due in connection with the Morgan Stanley

                                    Call Right.

Morgan Stanley Notice Date......    The scheduled Trading Day on which the
                                    Issuer issues its notice of mandatory
                                    exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date..........    May 5, 2005; provided that if May 5, 2005
                                    is not a Trading Day or if a Market
                                    Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date.......................    The day specified in the Issuer's notice of
                                    mandatory exchange, on which the Issuer
                                    shall deliver cash to the holder of this
                                    SPARQS, for mandatory exchange, which day
                                    may be any scheduled Trading Day on or
                                    after October    , 2004 or the Maturity Date
                                    (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).
                                    See "Maturity Date" above.

Call Price......................    The Call Price with respect to any Call
                                    Date is an amount of cash per each $
                                    principal amount of this SPARQS, as
                                    calculated by the Calculation Agent, such
                                    that the sum of the present values of all
                                    cash flows on each $     principal amount of
                                    this SPARQS to and including the Call Date
                                    (i.e., the Call Price and all of the
                                    interest payments, including accrued and
                                    unpaid interest payable on the Call Date),
                                    discounted to the Original Issue Date from
                                    the applicable payment date at the Yield to
                                    Call rate of     % per annum computed on the
                                    basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation Agent.

Exchange at Maturity............    At maturity, subject to a prior call of
                                    this SPARQS for cash in an amount equal to
                                    the Call Price by the Issuer as described
                                    under "Morgan Stanley Call Right" above or
                                    any acceleration of the SPARQS, upon
                                    delivery of this SPARQS to the Trustee,
                                    each $       principal amount of this SPARQS
                                    shall be applied by the Issuer as payment
                                    for a number of shares of the common stock
                                    of National Semiconductor Corporation
                                    ("National Semiconductor Stock") at the
                                    Exchange Ratio, and the Issuer shall
                                    deliver with respect to each $     principal
                                    amount of this SPARQS an amount of National
                                    Semiconductor Stock equal to the Exchange
                                    Ratio.

                                    The amount of National Semiconductor Stock to be delivered at maturity shall be subject to any applicable adjustments (i) to the Exchange Ratio (including, as applicable, any New Stock Exchange Ratio or any Basket Stock Exchange Ratio, each as defined in paragraph 5 under "Antidilution Adjustments" below) and (ii) in the Exchange Property, as defined in paragraph 5 under "Antidilution Adjustments" below, to be delivered instead of, or in addition to, such National Semiconductor Stock as a result of any corporate event described under "Antidilution Adjustments" below, in each case, required to be made through the close of business on the third Trading Day prior to maturity.

                                    The Issuer shall, or shall cause the
                                    Calculation Agent to, provide written
                                    notice to the Trustee at its New York
                                    Office and to the Depositary, on which
                                    notice the Trustee and Depositary may
                                    conclusively rely, on or prior to 10:30
                                    a.m. on the Trading Day immediately prior to maturity of this SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding maturity of this SPARQS), of the amount of National Semiconductor Stock (or the amount of Exchange Property) or cash to be delivered with respect to each $ principal amount of this SPARQS and of the amount of any cash to be paid in lieu of any fractional share of National Semiconductor Stock (or of any other securities included in Exchange Property, if applicable); provided that if the maturity date of this SPARQS is accelerated
                                    (x) because of a Price Event Acceleration
                                    (as described under "Price Event
                                    Acceleration" below) or (y) because of an Event of Default Acceleration (as defined under "Alternate Exchange Calculation in Case of an Event of Default" below), the Issuer shall give notice of such acceleration as promptly as possible, and in no case later than (A) in the case of an Event of Default Acceleration, two Trading Days following such deemed maturity date or
                                    (B) in the case of a Price Event
                                    Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (as defined under "Price Event Acceleration" below), (i) to the holder of this SPARQS by mailing notice of such acceleration by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and

                                    (iii) to the Depositary by telephone or
                                    facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. If the maturity of this SPARQS is accelerated, no interest on the amounts payable with respect to this SPARQS shall accrue for the period from and after such accelerated maturity date; provided that the Issuer has deposited with the Trustee the National Semiconductor Stock, the Exchange Property or any cash due with respect to such acceleration by such accelerated maturity date.

                                    The Issuer shall, or shall cause the
                                    Calculation Agent to, deliver any such
                                    shares of National Semiconductor Stock (or
                                    any Exchange Property) and cash in respect
                                    of interest and any fractional share of
                                    National Semiconductor Stock (or any
                                    Exchange Property) and cash otherwise due
                                    upon any acceleration described above to
                                    the Trustee for delivery to the holder of
                                    this Note. References to payment "per
                                    SPARQS" refer to each $     principal amount
                                    of this SPARQS.

                                    If this SPARQS is not surrendered for
                                    exchange at maturity, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture, except with respect to the holder's right to receive the National Semiconductor Stock (and, if applicable, any Exchange Property) and any cash in respect of interest and any fractional share of National Semiconductor Stock (or any Exchange Property) and any other cash due at maturity as described in the preceding paragraph under this heading.

Price Event Acceleration.......     If on any two consecutive Trading Days
                                    during the period prior to and ending on the third Business Day immediately preceding the Maturity Date, the product of the Closing Price per share of National
                                    Semiconductor Stock and the Exchange Ratio is less than $1.00, the Maturity Date of this SPARQS shall be deemed to be accelerated to the third Business Day immediately following such second Trading
                                    Day (the "date of acceleration"). Upon such acceleration, the holder of each $ principal amount of this SPARQS shall receive per SPARQS on the date of acceleration:

                                        (i) a number of shares of National
                                        Semiconductor Stock at the then current
                                        Exchange Ratio;

                                        (ii) accrued but unpaid interest on
                                        each $       principal amount of this
                                        SPARQS to but excluding the date of
                                        acceleration; and

                                        (iii) an amount of cash as determined
                                        by the Calculation Agent equal to the
                                        sum of the present values of the
                                        remaining scheduled payments of
                                        interest on each $      principal amount
                                        of this SPARQS (excluding the amounts
                                        included in clause (ii) above)
                                        discounted to the date of acceleration.
                                        The present value of each remaining
                                        scheduled payment will be based on the
                                        comparable yield that the Issuer would
                                        pay on a non-interest bearing, senior
                                        unsecured debt obligation of the Issuer
                                        having a maturity equal to the term of
                                        each such remaining scheduled payment,
                                        as determined by the Calculation Agent.

No Fractional Shares...........     Upon delivery of this SPARQS to the Trustee
                                    at maturity, the Issuer shall deliver the aggregate number of shares of National
                                    Semiconductor Stock due with respect to
                                    this SPARQS, as described above, but the Issuer shall pay cash in lieu of delivering any fractional share of National
                                    Semiconductor Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of National
                                    Semiconductor Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of this SPARQS.

Exchange Ratio.................     0.5, subject to adjustment for corporate
                                    events relating to National Semiconductor
                                    Corporation ("National Semiconductor")
                                    described under "Antidilution Adjustments" below.

Closing Price..................     The Closing Price for one share of National
                                    Semiconductor Stock (or one unit of any
                                    other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                    o  if National Semiconductor Stock (or any
                                    such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended

                                    (the "Exchange Act"), on which National
                                    Semiconductor Stock (or any such other
                                    security) is listed or admitted to trading,

                                    o  if National Semiconductor Stock (or any
                                    such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

                                    o  if National Semiconductor Stock (or any
                                    such other security) is not listed or
                                    admitted to trading on any national
                                    securities exchange or a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the "OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

                                    If National Semiconductor Stock (or any
                                    such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of National Semiconductor Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for National Semiconductor Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for National Semiconductor Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day....................     A day, as determined by the Calculation
                                    Agent, on which trading is generally
                                    conducted on the New York Stock Exchange,
                                    Inc. ("NYSE"), the American Stock Exchange
                                    LLC, the Nasdaq National Market, the
                                    Chicago Mercantile Exchange and the Chicago
                                    Board of Options Exchange and in the
                                    over-the-counter market for equity
                                    securities in the United States.

Calculation Agent..............     MS & Co. and its successors.

                                    All calculations with respect to the
                                    Exchange Ratio and Call Price for the
                                    SPARQS shall be made by the Calculation
                                    Agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS shall be rounded to the nearest cent, with one-half cent rounded upward.

                                    All determinations made by the Calculation
                                    Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this SPARQS, the Trustee and the Issuer.

Antidilution Adjustments.......     The Exchange Ratio shall be adjusted as
                                    follows:

                                         1. If National Semiconductor Stock is
                                    subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of National Semiconductor Stock.

                                         2. If National Semiconductor Stock is
                                    subject (i) to a stock dividend (issuance of additional shares of National Semiconductor Stock) that is given ratably to all holders of shares of National Semiconductor Stock or (ii) to a distribution of National Semiconductor Stock as a result of the triggering of any provision of the corporate charter of National Semiconductor, then once the dividend has become effective and National Semiconductor Stock is trading ex-dividend, the Exchange Ratio shall be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of
                                    (i) the number of shares issued with
                                    respect to one share of National
                                    Semiconductor Stock and (ii) the prior
                                    Exchange Ratio.

                                         3. If National Semiconductor issues
                                    rights or warrants to all holders of
                                    National Semiconductor Stock to subscribe for or purchase National Semiconductor Stock at an exercise price per share less than the Closing Price of National Semiconductor Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of this SPARQS, then the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of National Semiconductor Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of National Semiconductor Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of National Semiconductor Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of National Semiconductor Stock which the aggregate offering price of the total number of shares of National Semiconductor Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                         4. There shall be no adjustments to
                                    the Exchange Ratio to reflect cash
                                    dividends or other distributions paid with respect to National Semiconductor Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i),
                                    (iv) and (v) of the first sentence of
                                    paragraph 5 and Extraordinary Dividends.
                                    "Extraordinary

                                    Dividend" means each of (a) the full
                                    amount per share of National Semiconductor
                                    Stock of any cash dividend or special
                                    dividend or distribution that is identified by National Semiconductor as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by National Semiconductor as an extraordinary or special dividend or distribution) distributed per share of National Semiconductor Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of National Semiconductor Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of National Semiconductor Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in National Semiconductor Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of National Semiconductor Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to National Semiconductor Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to National Semiconductor Stock shall be adjusted on the ex-dividend date so that the new Exchange Ratio shall equal the product of
                                    (i) the prior Exchange Ratio and (ii) a
                                    fraction, the numerator of which is the
                                    Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity shall be determined as described in paragraph 5 below, and the Extraordinary Dividend shall be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend shall be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on National Semiconductor Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or
                                    (v) of the first sentence of paragraph 5, as applicable.

                                         5. Any of the following shall
                                    constitute a Reorganization Event: (i)
                                    National Semiconductor Stock is
                                    reclassified or changed, including, without
                                    limitation, as a result of the issuance of
                                    any tracking stock by National
                                    Semiconductor, (ii) National Semiconductor
                                    has been subject to any merger, combination
                                    or consolidation and is not the surviving
                                    entity, (iii) National Semiconductor
                                    completes a statutory exchange of
                                    securities with another corporation (other
                                    than pursuant to clause (ii) above), (iv)
                                    National Semiconductor is liquidated, (v)
                                    National Semiconductor issues to all of its
                                    shareholders equity securities of an issuer
                                    other than National Semiconductor (other
                                    than in a transaction described in clause
                                    (ii), (iii) or (iv) above) (a "spinoff
                                    stock") or (vi) National Semiconductor
                                    Stock is the subject of a tender or
                                    exchange offer or going private transaction
                                    on all of the outstanding shares. If any
                                    Reorganization Event occurs, in each case
                                    as a result of which the holders of
                                    National Semiconductor Stock receive any
                                    equity security listed on a national
                                    securities exchange or traded on The Nasdaq
                                    National Market (a "Marketable Security"),
                                    other securities or other property, assets
                                    or cash (collectively "Exchange Property"),
                                    the amount payable upon exchange at
                                    maturity with respect to each $    principal
                                    amount of this SPARQS following the
                                    effective date for such Reorganization
                                    Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) shall be determined in accordance with the following:

                                    (1) if National Semiconductor Stock
                                    continues to be outstanding, National
                                    Semiconductor Stock (if applicable, as
                                    reclassified upon the issuance of any
                                    tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause (3)(a) below); and

                                    (2) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for National Semiconductor Stock where National Semiconductor is not the surviving entity, the number of shares of the New Stock received with respect to one share of National Semiconductor Stock multiplied by the Exchange Ratio for National Semiconductor Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause
                                    (3)(a) below); and

                                    (3) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the "Non-Stock Exchange Property"),

                                        (a) if the combined value of the amount
                                        of Non-Stock Exchange Property received
                                        per share of National Semiconductor
                                        Stock, as determined by the Calculation
                                        Agent in its sole discretion on the
                                        effective date of such Reorganization
                                        Event (the "Non-Stock Exchange Property
                                        Value"), by holders of National
                                        Semiconductor Stock is less than 25% of
                                        the Closing Price of National
                                        Semiconductor Stock on the Trading Day
                                        immediately prior to the effective date
                                        of such Reorganization Event, a number
                                        of shares of National Semiconductor
                                        Stock, if applicable, and of any New
                                        Stock received in connection with such
                                        Reorganization Event, if applicable, in
                                        proportion to the relative Closing
                                        Prices of National Semiconductor Stock
                                        and any such New Stock, and with an
                                        aggregate value equal to the Non-Stock
                                        Exchange Property Value multiplied by
                                        the Exchange Ratio in effect for
                                        National Semiconductor Stock on the
                                        Trading Day immediately prior to the
                                        effective date of such Reorganization
                                        Event, based on such Closing Prices, in
                                        each case as determined by the
                                        Calculation Agent in its sole
                                        discretion on the effective date of
                                        such Reorganization Event; and the
                                        number of such shares of National
                                        Semiconductor Stock or any New Stock
                                        determined in accordance with this
                                        clause (3)(a) shall be added at the
                                        time of such adjustment to the Exchange
                                        Ratio in subparagraph (1) above and/or
                                        the

                                        New Stock Exchange Ratio in
                                        subparagraph (2) above, as applicable,
                                        or

                                        (b) if the Non-Stock Exchange Property
                                        Value is equal to or exceeds 25% of the
                                        Closing Price of National Semiconductor
                                        Stock on the Trading Day immediately
                                        prior to the effective date relating to
                                        such Reorganization Event or, if
                                        National Semiconductor Stock is
                                        surrendered exclusively for Non-Stock
                                        Exchange Property (in each case, a
                                        "Reference Basket Event"), an initially
                                        equal-dollar weighted basket of three
                                        Reference Basket Stocks (as defined
                                        below) with an aggregate value on the
                                        effective date of such Reorganization
                                        Event equal to the Non-Stock Exchange
                                        Property Value multiplied by the
                                        Exchange Ratio in effect for National
                                        Semiconductor Stock on the Trading Day
                                        immediately prior to the effective date
                                        of such Reorganization Event. The
                                        "Reference Basket Stocks" shall be the
                                        three stocks with the largest market
                                        capitalization among the stocks that
                                        then comprise the S&P 500 Index (or, if
                                        publication of such index is
                                        discontinued, any successor or
                                        substitute index selected by the
                                        Calculation Agent in its sole
                                        discretion) with the same primary
                                        Standard Industrial Classification Code
                                        ("SIC Code") as National Semiconductor;
                                        provided, however, that a Reference
                                        Basket Stock shall not include any
                                        stock that is subject to a trading
                                        restriction under the trading
                                        restriction policies of Morgan Stanley
                                        or any of its affiliates that would
                                        materially limit the ability of Morgan
                                        Stanley or any of its affiliates to
                                        hedge the SPARQS with respect to such
                                        stock (a "Hedging Restriction");
                                        provided further that if three
                                        Reference Basket Stocks cannot be
                                        identified from the S&P 500 Index by
                                        primary SIC Code for which a Hedging
                                        Restriction does not exist, the
                                        remaining Reference Basket Stock(s)
                                        shall be selected by the Calculation
                                        Agent from the largest market
                                        capitalization stock(s) within the same
                                        Division and Major Group classification
                                        (as defined by the Office of Management
                                        and Budget) as the primary SIC Code for
                                        National Semiconductor. Each Reference
                                        Basket Stock shall be assigned a Basket
                                        Stock Exchange Ratio equal to the
                                        number of shares of such Reference
                                        Basket Stock with a Closing Price on
                                        the effective date of such
                                        Reorganization Event equal to the
                                        product of (a) the Non-Stock Exchange
                                        Property

                                        Value, (b) the Exchange Ratio in effect
                                        for National Semiconductor Stock on the
                                        Trading Day immediately prior to the
                                        effective date of such Reorganization
                                        Event and (c) 0.3333333.

                                    Following the allocation of any
                                    Extraordinary Dividend to Reference Basket
                                    Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the amount payable upon exchange at maturity with respect to each $ principal amount of this SPARQS shall be the sum of:

                                      (i)   if applicable, National
                                            Semiconductor Stock at the Exchange
                                            Ratio then in effect; and

                                     (ii)   if applicable, for each New Stock,
                                            such New Stock at the New Stock
                                            Exchange Ratio then in effect for
                                            such New Stock; and

                                    (iii)   if applicable, for each Reference
                                            Basket Stock, such Reference Basket
                                            Stock at the Basket Stock Exchange
                                            Ratio then in effect for such
                                            Reference Basket Stock.

                                    In each case, the applicable Exchange Ratio
                                    (including for this purpose, any New Stock
                                    Exchange Ratio or Basket Stock Exchange
                                    Ratio) shall be determined by the
                                    Calculation Agent on the third Trading Day prior to the scheduled Maturity Date.

                                    For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                    Following the occurrence of any
                                    Reorganization Event referred to in
                                    paragraphs 4 or 5 above, (i) references to

                                    "National Semiconductor Stock" under "No
                                    Fractional Shares," "Closing Price" and
                                    "Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this SPARQS to "National Semiconductor Stock" shall be deemed to refer to the Exchange Property into which this SPARQS is thereafter exchangeable and references to a "share" or "shares" of National Semiconductor Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                    If a Reference Basket Event occurs, the
                                    Issuer shall, or shall cause the
                                    Calculation Agent to, provide written
                                    notice to the Trustee at its New York
                                    office, on which notice the Trustee may
                                    conclusively rely, and to DTC of the
                                    occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                    No adjustment to any Exchange Ratio
                                    (including for this purpose, any New Stock
                                    Exchange Ratio or Basket Stock Exchange
                                    Ratio) shall be required unless such
                                    adjustment would require a change of at
                                    least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the Maturity Date.

                                    No adjustments to the Exchange Ratio or
                                    method of calculating the Exchange Ratio shall be made other than those specified above.

                                    The Calculation Agent shall be solely
                                    responsible for the determination and
                                    calculation of any adjustments to the
                                    Exchange Ratio, any New Stock Exchange
                                    Ratio or Basket Stock Exchange Ratio or
                                    method of calculating the Exchange Property
                                    Value and of any related
                                    determinations and calculations with
                                    respect to any distributions of stock,
                                    other securities or other property or
                                    assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                    The Calculation Agent shall provide
                                    information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraphs 1 through 5 above upon written request by any holder of this SPARQS.

Market Disruption Event........     "Market Disruption Event" means, with
                                    respect to National Semiconductor Stock:

                                        (i) a suspension, absence or material
                                        limitation of trading of National
                                        Semiconductor Stock on the primary
                                        market for National Semiconductor Stock
                                        for more than two hours of trading or
                                        during the one-half hour period
                                        preceding the close of the principal
                                        trading session in such market; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of the primary
                                        market for National Semiconductor Stock
                                        as a result of which the reported
                                        trading prices for National
                                        Semiconductor Stock during the last
                                        one- half hour preceding the close of
                                        the principal trading session in such
                                        market are materially inaccurate; or
                                        the suspension, absence or material
                                        limitation of trading on the primary
                                        market for trading in options contracts
                                        related to National Semiconductor
                                        Stock, if available, during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        in the applicable market, in each case
                                        as determined by the Calculation Agent
                                        in its sole discretion; and

                                        (ii) a determination by the Calculation
                                        Agent in its sole discretion that any
                                        event described in clause (i) above
                                        materially interfered with the ability
                                        of the Issuer or any of its affiliates
                                        to unwind or adjust all or a material
                                        portion of the hedge with respect to
                                        the SPARQS due May 15, 2005,
                                        Mandatorily Exchangeable for Shares of
                                        Common Stock of National Semiconductor.

                                    For purposes of determining whether a
                                    Market Disruption Event has occurred: (i) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant options contract shall not constitute a Market Disruption Event, (iii) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (iv) a suspension of trading in options contracts on National Semiconductor Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to National Semiconductor Stock and (v) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to National Semiconductor Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange
Calculation in Case of
an Event of Default............     In case an event of default with respect to
                                    the SPARQS shall have occurred and be
                                    continuing, the amount declared due and
                                    payable per each $       principal amount of
                                    this SPARQS upon any acceleration of this SPARQS (an "Event of Default Acceleration") shall be determined by the Calculation
                                    Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of National Semiconductor
                                    Stock (and/or the value of any Exchange
                                    Property) as of the date of such
                                    acceleration and (y) the then current
                                    Exchange Ratio and (ii) the Call Price
                                    calculated as though the date of
                                    acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if the Issuer has called the SPARQS in accordance with the Morgan Stanley Call

                                    Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $ principal amount of this SPARQS equal to the Call Price for the Call Date specified in the Issuer's notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Treatment of SPARQS for
United States Federal
Income Tax Purposes............     The Issuer, by its sale of this SPARQS, and
                                    the holder of this SPARQS (and any
                                    successor holder of, or holder of a
                                    beneficial interest in, this SPARQS), by
                                    its respective purchase hereof, agree (in
                                    the absence of an administrative
                                    determination or judicial ruling to the
                                    contrary) to characterize each $
                                    principal amount of this SPARQS for all tax
                                    purposes as an investment unit consisting
                                    of (A) a terminable contract (the
                                    "Terminable Forward Contract") that (i)
                                    requires the holder of this SPARQS (subject
                                    to the Morgan Stanley Call Right) to
                                    purchase, and the Issuer to sell, for an
                                    amount equal to $     (the "Forward Price"),
                                    National Semiconductor Stock at maturity
                                    and (ii) allows the Issuer, upon exercise
                                    of the Morgan Stanley Call Right, to
                                    terminate the Terminable Forward Contract
                                    by returning to such holder the Deposit (as
                                    defined below) and paying to such holder an
                                    amount of cash equal to the difference
                                    between the Deposit and the Call Price and
                                    (B) a deposit with the Issuer of a fixed
                                    amount of cash, equal to the Issue Price
                                    per each $        principal amount of this
                                    SPARQS, to secure the holder's obligation
                                    to purchase National Semiconductor Stock
                                    pursuant to the Terminable Forward Contract
                                    (the "Deposit"), which Deposit bears a
                                    quarterly compounded yield of   % per annum.

     Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of National Semiconductor Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum
of U.S. $      (UNITED STATES DOLLARS      ) on the Maturity Date specified
above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest

Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:
                                           MORGAN STANLEY



                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Senior Indenture.

JPMORGAN CHASE BANK,
   as Trustee



By:
   -----------------------------
      Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment, provided that if this Note is issued with original issue discount, this Note will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts to any such holder who is a United States Alien for or on account of:

          (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for United States federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



          TEN COM     -   as tenants in common
          TEN ENT     -   as tenants by the entireties
          JT TEN      -   as joint tenants with right of
                          survivorship and not as tenants in
                          common


     UNIF GIFT MIN ACT -                        Custodian
                         -----------------------         -----------------------
                               (Minor)                          (Cust)

     Under Uniform Gifts to Minors Act
                                      --------------------------------------
                                                    (State)

     Additional abbreviations may also be used though not in the above list.

                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]


the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:
      ------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_______________ ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):__________________.



Dated:
      ------------------------------          ----------------------------------
                                              NOTICE: The signature on this
                                              Option to Elect Repayment must
                                              correspond with the name as
                                              written upon the face of the
                                              within instrument in every
                                              particular without alteration or
                                              enlargement.